UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2017

SIERRA ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001- 37490	20-0138994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 – 885 West Georgia Street Vancouver, British Columbia, Canada		V6C 3E8
(Address of principal executive offices)		(Zip Code)

(604) 558-6536

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2017, James Topper notified Sierra Oncology, Inc. (the “Company”) of his decision to resign from the Board of Directors of the Company (the “Board”) and the Nominating and Corporate Governance Committee (the “Nominating Committee”), effective April 10, 2017. In connection with Dr. Topper’s resignation, the Board appointed Donald Parfet as the interim Chair of the Nominating Committee, effective April 10, 2017. Dr. Topper’s decision was not the result of any disagreement with the Company.

On April 3, 2017, the Board appointed Daniel Estes to the Board as a Class II director, effective April 10, 2017. There is no arrangement or understanding with any person pursuant to which Dr. Estes was appointed as a member of the Board. There are also no family relationships between Dr. Estes and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Dr. Estes will receive compensation in accordance with the Company’s existing non-employee director compensation program adopted by the Board from time to time. The Company’s non-employee director compensation program is described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 27, 2016.

The Company also intends to enter into its standard form of indemnification agreement with Dr. Estes. A form of the indemnification agreement was previously filed by the Company as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 15, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIERRA ONCOLOGY, INC.

Date: April 7, 2017	By:	/s/ Sukhi Jagpal
Sukhi Jagpal
Chief Financial Officer

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